Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Leafly Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Primary offering Common stock, par value $0.0001 per share	—	(1)	(2)	(2)	—	—	—	—	—	—
	Equity	Primary offering Preferred stock, par value $0.0001 per share	—	(1)	(2)	(2)	—	—	—	—	—	—
	Debt	Primary offering Debt securities	—	(1)	(2)	(2)	—	—	—	—	—	—
	Other	Primary offering Warrants	—	(1)	(2)	(2)	—	—	—	—	—	—
	Other	Primary offering Units	—	(1)	(2)	(2)	—	—	—	—	—	—

Unallocated (Universal) Shelf	—	457(o)	(1)	(2)	$75,000,000	$0.00011020	$8,265.00(3)	—	—	—	—
Equity	Secondary offering Common stock, par value $0.0001 per share	Other(4)	293,759(5)	$0.41(4)	$120,441.19	$0.00011020	$13.27	—	—	—	—
Fees Previously Paid	—	—	—	—	—	—	—	—	—	—	—	—
Carry Forward Securities
Carry Forward Securities	—	—	—	—	—	—	—	—	—	—	—	—
	Total Offering Amounts					$75,120,441.19	$0.00011020	$8,278.27
	Total Fees Previously Paid					—	—	—
	Total Fee Offsets					—	—	—
	Net Fee Due					$75,120,441.19	—	$8,278.27

(1)
There are being registered under this registration statement such indeterminate number of shares of common stock, preferred stock, debt securities, warrants and/or units of the registrant as shall have an aggregate initial offering price not to exceed $75,000,000. Any securities registered under this registration statement may be sold separately or as units with other securities registered under this registration statement. The securities registered also include such indeterminate number of securities that may be issued upon exercise, settlement, exchange or conversion of securities offered or sold hereunder. Separate consideration may or may not be received for securities that are issuable upon conversion, exercise or exchange of other securities. The amount of each class of securities being registered under this registration statement is not specified pursuant to General Instruction II.D. of Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”). In addition, pursuant to Rule 416 under the Securities Act, there are also being registered an indeterminable number of securities as may be issued with respect to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2)
The proposed maximum offering price per unit or security will be determined, from time to time, by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to Instruction 2.A.iii.b. to the Calculation of Filing Fee Tables and Related Disclosure on Item 16(b) of Form S-3 under the Securities Act.
(3)
The proposed maximum aggregate offering price has been calculated pursuant to Rule 457(o) under the Securities Act.
(4)
Pursuant to Rule 457(c) under the Securities Act, and solely for the purpose of calculating the registration fee, the proposed maximum offering price per share is $0.41, which was the average of the high and low prices of the shares of common stock on March 27, 2023 on the Nasdaq Global Market.
(5)
Consists of (i) 77,152 shares of common stock and (ii) 216,607 stock options that are fully vested, in each case, held by Samuel Martin, the registrant’s former Chief Operating Officer.

Table 3: Combined Prospectuses

Security Type	Security Class Title	Amount of Securities Previously Registered(6)	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
Equity	Primary offering	10,450,987(7)	$120,186,350.50(8)	S-1	333-264232	May 16, 2022

Common stock, par value $0.0001 per share
Equity	Secondary offering Common stock, par value $0.0001 per share	11,457,640(9)	$95,671,294.00(10)	S-1	333-264232	May 16, 2022
Equity	Secondary offering Common stock, par value $0.0001 per share	2,495,997(11)	$31,199,962.50(12)	S-1	333-264232	May 16, 2022
Equity	Secondary offering Common stock, par value $0.0001 per share	3,762,287(13)	$31,415,096.45(10)	S-1	333-264232	May 16, 2022
Other	Secondary offering Warrants to purchase shares of common stock	3,762,287(14)	$—(15)	S-1	333-264232	May 16, 2022
Equity	Secondary offering Common stock, par value $0.0001 per share	1,825,215(16)	$8,980,057.80(17)	S-1	333-266361	August 2, 2022

(6)
Pursuant to Rule 416(a) of the Securities Act, the amount of securities previously registered includes an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(7)
Consists of an aggregate of up to 10,450,987 shares of common stock that are issuable upon the exercise of Public Warrants (as defined in the registration statement), originally issued in the initial public offering of units of Merida Merger Corp. I (“Merida”) and Private Warrants (as defined in the registration statement) issued in a private placement simultaneously with Merida’s initial public offering.
(8)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act based on the exercise price of $11.50 of the Public Warrants and the Private Warrants.
(9)
Consists of (i) 1,625,194 shares of common stock that were issued prior to Merida’s initial public offering, as further transferred from time to time, and (ii) 9,832,446 shares of common stock (a) issued in connection with the Business Combination (as defined in the registration statement) by certain Selling Securityholders (as defined in the registration statement), which shares were originally issued to holders of common stock and preferred stock of Leafly Holdings, Inc., a Washington corporation, and were automatically converted into the right to receive a number of shares of Merida’s common stock at the Exchange Ratio (as defined in the registration statement), or (b) acquired after the Business Combination by certain Selling Securityholders to the extent such shares of common stock are “restricted securities” (as defined in Rule 144 under the Securities Act) or are otherwise held by an “affiliate” (as defined in Rule 144 under the Securities Act) of the registrant.
(10)
Pursuant to Rule 457(c) under the Securities Act, and solely for the purpose of calculating the registration fee, the proposed maximum offering price per share is $8.35, which was the average of the high and low prices of the shares of common stock on April 6, 2022 on the Nasdaq Global Market.
(11)
Pursuant to the global note governing the Convertible Notes (as defined in the registration statement), this value represents the maximum aggregate number of shares of common stock issuable upon conversion of the Convertible Notes registered hereby at a conversion rate corresponding to the maximum conversion rate of 80 shares of common stock per $1,000 principal amount of the Convertible Notes, plus accrued and unpaid interest, if any. Pursuant to Rule 416 under the Securities Act, there was also registered such indeterminate number of additional shares of common stock as may be issuable from time to time upon conversion of the Convertible Notes as a result of the anti-dilution provisions thereof.
(12)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act based on the conversion price of $12.50 of the Convertible Notes.

(13)
Consists of 3,762,287 shares of common stock that may be issued upon exercise of Private Warrants.
(14)
Consists of 3,762,287 Private Warrants. Each Private Warrant will entitle the warrant holder to purchase one share of common stock at a price of $11.50 per share (subject to adjustment).
(15)
The resale of the Private Warrants and the shares of common stock issuable upon exercise of the Private Warrants are being simultaneously registered hereunder. No separate registration fee is required pursuant to Rule 457(g) under the Securities Act. Consistent with the response to Question 240.06 of the Securities Act Rules Compliance and Disclosure Interpretations, the registration fee with respect to such Private Warrants has been allocated to the shares of common stock underlying such Private Warrants and those shares of common stock are included in the registration fee as calculated in footnote (10) above.
(16)
Includes (i) 1,738,019 shares held by Christian Groh and Leah Groh as community property, (ii) 78,988 shares for which the holder of record is the Groh Family Irrevocable Trust and (iii) 8,208 shares underlying fully vested stock options held by Christian Groh.
(17)
Pursuant to Rule 457(c) under the Securities Act, and solely for the purpose of calculating the registration fee, the proposed maximum offering price per share is $4.92, which was the average of the high and low prices of the shares of common stock on July 22, 2022 on the Nasdaq Global Market.